                     TEMPLE-INLAND ACQUISITION CORPORATION
                      AN INDIRECT, WHOLLY-OWNED SUBSIDIARY
                                       OF

                               TEMPLE-INLAND INC.
                   HAS AMENDED ITS OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                       OF

                         GAYLORD CONTAINER CORPORATION
                             AT AN AMENDED PRICE OF
                              $1.25 NET PER SHARE

  THE OFFER AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL EXPIRE AT 12:00
   MIDNIGHT NEW YORK CITY TIME, ON MONDAY, JANUARY 7, 2002, UNLESS EXTENDED.

                                                                December 3, 2001

To Our Clients:

     Enclosed for your consideration are a Supplement, dated December 3, 2001 (the "Supplement") to the Offer to Purchase, dated September 28, 2001 (as amended and supplemented, the "Offer to Purchase") and the related revised Letter of Transmittal (as amended and supplemented, the "Letter of Transmittal" which, together with the Offer to Purchase and the Supplement, collectively constitute the "Offer") in connection with the offer by Temple-Inland Acquisition Corporation, a Delaware corporation (the "Purchaser") and an indirect, wholly-owned subsidiary of Temple-Inland Inc. ("Parent"), a Delaware corporation, to purchase all outstanding shares of Class A Common Stock, par value $.0001 per share (the "Common Stock"), of Gaylord Container Corporation, a Delaware corporation (the "Company"), including the associated rights to purchase preferred stock issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares"), at an amended purchase price of $1.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement and the Letter of Transmittal.

     WE, OR OUR NOMINEES, ARE THE HOLDER OF RECORD OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US, OR OUR NOMINEES, AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES THAT ARE HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer. Your attention is invited to the following:

          1. The offer price has been amended to $1.25 per Share, net to you in cash, without interest thereon.

          2. The Offer is being made for all outstanding Shares.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of September 27, 2001 (as amended by Amendment No. 1 thereto, dated as of November 30, 2001, the "Merger Agreement") among Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, that the Purchaser will be merged with and into the Company (the

     "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

          4. The Company's Board of Directors, based upon the recommendation of its Independent Special Committee, among other factors, has unanimously (1) determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company, (2) approved the Offer, the Merger and the Merger Agreement and (3) recommended that the Company's stockholders accept the Offer, tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement and the Merger.

          5. The Offer and withdrawal rights have been extended and will now expire at 12:00 midnight, New York City time, on January 7, 2002 (the "Expiration Date"), unless the Offer is extended.

          6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED IN ACCORDANCE WITH THE TERMS OF THE OFFER AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES THAT, TOGETHER WITH THE SHARES THEN OWNED BY PARENT AND THE PURCHASER, REPRESENTS AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES, ON A FULLY DILUTED BASIS (AS DEFINED IN THE OFFER TO PURCHASE) AND (2) THE RECEIPT BY COMPUTERSHARE TRUST COMPANY OF NEW YORK (THE "DEPOSITARY") OF THE VALID AND UNWITHDRAWN TENDER OF THE COMPANY'S 9 3/8% SENIOR NOTES DUE 2007, 9 3/4% SENIOR NOTES DUE 2007 AND 9 7/8% SENIOR SUBORDINATED NOTES DUE 2008 (COLLECTIVELY, THE "NOTES") (AND RELATED CONSENTS) REPRESENTING AT LEAST 90% IN AGGREGATE PRINCIPAL AMOUNT OF THE OUTSTANDING NOTES OF EACH SERIES, PURSUANT TO PARENT'S, OR ITS DESIGNEE'S, SEPARATE TENDER OFFERS FOR SUCH NOTES. THE OFFER IS SUBJECT TO CERTAIN OTHER CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. PLEASE READ THE INTRODUCTION AND SECTIONS 1 AND 15 OF THE OFFER TO PURCHASE, WHICH SET FORTH IN FULL THE CONDITIONS TO THE OFFER. THE HSR CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) WAS SATISFIED AS OF OCTOBER 15, 2001.

     The Offer is made solely by the Offer to Purchase, the Supplement and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Salomon Smith Barney Inc. in its capacity as Dealer Manager for the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all of your Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     IF YOU HAVE ALREADY VALIDLY TENDERED SHARES PURSUANT TO THE OFFER AND HAVE NOT PROPERLY WITHDRAWN SUCH SHARES, YOU NEED NOT TAKE ANY FURTHER ACTION TO RECEIVE THE OFFER PRICE OF $1.25 PER SHARE IF SHARES ARE ACCEPTED AND PAID FOR BY THE PURCHASER PURSUANT TO THE OFFER, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURES IF SUCH PROCEDURES WERE UTILIZED.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                       OF
                         GAYLORD CONTAINER CORPORATION
                                       BY

                     TEMPLE-INLAND ACQUISITION CORPORATION
                      AN INDIRECT, WHOLLY-OWNED SUBSIDIARY
                                       OF

                               TEMPLE-INLAND INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated September 28, 2001 (as amended and supplemented, the "Offer to Purchase")(as previously distributed), the Supplement thereto, dated December 3, 2001 (the "Supplement") and the related revised Letter of Transmittal (as amended and supplemented, the "Letter of Transmittal" which, together with the Offer to Purchase and the Supplement, collectively constitute the "Offer") in connection with the Offer by Temple-Inland Acquisition Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Temple-Inland Inc., a Delaware corporation, to purchase all outstanding shares of Class A Common Stock, par value $.0001 per share (the "Common Stock"), of Gaylord Container Corporation, a Delaware corporation (the "Company"), including the associated rights to purchase preferred stock issued pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and, together with the Common Stock, the "Shares") at a purchase price of $1.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement and the related Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement and the related Letter of Transmittal.

Number of Shares to Be Tendered:*
------------------------------

Account No.:
-----------------------------------------

Dated:
-----------------------------------------
                                                       SIGN HERE

                                       -----------------------------------------

                                       -----------------------------------------
                                                     Signature(s)

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                             Print Name(s)and Address(es)

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                           Area Code and Telephone Number(s)

                                       -----------------------------------------
                                              Taxpayer Identification or
                                               Social Security Number(s)
---------------

* Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Shares held by us for your account.

                                        3